Exhibit 4.15
___________________________________________
WARRANT PURCHASE AGREEMENT
__________________________________________
By and Between
VISEON, INC.
(Formerly RSI Systems, Inc.)
and
Henry S. Mellon
Dated as of July 20, 2005

TABLE OF CONTENTS
Page

ARTICLE I PURCHASE AND SALE OF WARRANT			1

1.1	Purchase and Sale		1
1.2	Purchase Price		1
1.3	The Closing		2

ARTICLE II REPRESENTATIONS AND WARRANTIES			2

2.1	Representations and Warranties by the Company		2
	(a)	Organization	2
	(b)	Authorization; Enforcement	2
	(c)	Financial Statements	2
	(d)	Tax Returns and Audits	3
	(e)	Title to Properties and Encumbrances	3
	(f)	Compliance With Applicable Laws or Other Instruments	3
	(g)	Securities Laws	3
	(h)	Issuance of the Warrant Shares	4
	(i)	No Conflicts	4
	(j)	Litigation; Proceedings	4

2.2	Representations and Warranties by the Investor		4
	(a)	Authority	4
	(b)	Investment Intent	5
	(c)	Accredited Investor Status	5
	(d)	Experience of Investor	5
	(e)	Ability of Investor to Bear Risk of Investment	5
	(f)	Access to Information	5
	(g)	Reliance	5
	(h)	No Conflicts	6
	(i)	Consents and Approvals	6
	(j)	Litigation; Proceedings	6
	(k)	Execution and Delivery	6
	(l)	Rule 155 (c) Disclosures.	6

ARTICLE III OTHER AGREEMENTS OF THE PARTIES			6

3.1	Transfer Restrictions		6
3.2	Filing of Reports		7
3.3	Books of Accounts and Reserves		8
3.4	Corporate Existence		8

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3.5	Reasonable Efforts	8

ARTICLE IV CONDITIONS PRECEDENT TO CLOSING		8

4.1	Conditions Precedent to the Obligation of the Investor to Purchase the Shares	8
	(a) Performance by the Company	8
	(b) No Injunction	8
	(c) Delivery of Warrant	8
	(d) Representations and Warranties	8

4.2	Conditions Precedent to the Company’s Obligations	9
	(a) Performance by the Investor	9
	(b) No Injunction	9
	(c) Required Approvals	9
	(d) Payment of Purchase Price	9
	(e) Representations and Warranties	9
	(f) Purchase Permitted By Applicable Law	9

ARTICLE V TERMINATION		9
5.1	Termination Rights	9
5.2	Effect of Termination	9

ARTICLE VI MISCELLANEOUS		10

6.1	Notices	10
6.2	Partial Invalidity	10
6.3	Law Governing Agreement	11
6.4	Entire Agreement	11
6.5	Waivers	11
6.6	Tax Consultation	11
6.7	Variations in Pronouns	11
6.8	Headings	12
6.9	Attorney’s Fees and Costs	12
6.10	Representation by Counsel	12
6.11	Presumption Against Scrivener	12
6.12	Capacity	12
6.13	Further Assurances	12
6.14	Amendments	13
6.15	Binding Effect and Assignment	13
6.16	Counterparts	13
6.17	Expenses	13
6.18	No Third-Party Beneficiaries	13
6.19	Authority	13

ii

WARRANT PURCHASE AGREEMENT
     THIS WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of the 20th day of July, 2005, is made and entered into by and between VISEON, INC. f/k/a RSI Systems, Inc., a corporation duly authorized and existing pursuant to the laws of the state of Nevada (the “Company”) and Henry S. Mellon, an individual (the “Investor”).
W I T N E S S E T H:
     WHEREAS, the Investor has executed and delivered to the Company a subscription agreement offering to invest in shares of Common Stock of the Company by the purchase of a warrant. This Agreement, the Subscription Agreement, the Registration Rights Agreement and the Warrant are sometimes hereinafter referred to as the “Investment Documents”.
     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investor and the Investor desires to acquire from the Company a warrant that entitles the holder to purchase from the Company, for a period of five years from the date of issuance, up to FOUR HUNDRED FIFTY THOUSAND (450,000) shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company, par value $0.01 per share, (the “Common Stock”) at the purchase price of One Dollar and Twenty-Six Cents ($1.26) per share in the form of Exhibit “A” attached hereto and subject to the terms, conditions and adjustments set forth therein (the “Warrant”).
     NOW, THEREFORE, for and in consideration of the purchase price as set forth herein, the agreements herein contained and the mutual premises hereof, the receipt and sufficiency of all of which the Parties hereby acknowledge, the Parties agree to the terms and conditions hereof as more particularly set forth below.
ARTICLE I
PURCHASE AND SALE OF WARRANT
     1.1 Purchase and Sale.
     (a) Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), the Company shall issue and sell to the Investor and the Investor shall purchase from the Company the Warrant.
     1.2 Purchase Price. The purchase price for the Warrant shall be Five Thousand Dollars ($5,000). The Warrant shall evidence the rights of the Holder to purchase and acquire from the Company, up to FOUR HUNDRED FIFTY THOUSAND (450,000) shares (the “Warrant Quantity”) of Common Stock (the “Warrant Shares”) at the purchase price per share of One Dollar and Twenty-Six Cents ($1.26).
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     1.3 The Closing.
     (a) The closing of the purchase and sale of the Warrant pursuant to Section 1.1(a) of this Agreement (the “Closing”) shall take place at the offices of Albert B. Greco, Jr. 16901 Dallas Parkway, Suite 230, Addison, Texas 75001, on or before the 30th day of July 2005, (the “Closing Date”). Subject to satisfaction of the conditions contained in Section 4.2 of this Agreement, the Company shall deliver to the Investor the Warrant registered in the name of the Investor evidencing the rights of the Holder to purchase and acquire the Warrant Shares from the Company, against payment of the entire purchase price therefore by wire transfer of immediately available funds.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties by the Company. The Company hereby makes the following representations and warranties to the Investor:
     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all states or jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and the failure to be so qualified would have a materially adverse effect on the Company’s business.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered or filed in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
     (c) Financial Statements. The financial statements included in the Company’s annual reports on Form 10-KSB for the years ended June 30, 2003 and 2004, as amended: (a) are in accordance with the books and records of the Company, (b) present fairly the financial condition of the Company at the balance sheet dates and the results of its operations for the periods therein specified, and (c) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Without limiting the generality of the foregoing, the balance sheet of the Company at June 30, 2004 included in the Company’s annual report on Form 10-KSB for the year ended June 30, 2004 and the balance sheet of the Company at June 30, 2003 included in the Company’s annual report on Form 10-KSB for the year ended June 30, 2003, each discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether
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due or to become due) of the Company at June 30, 2003, and June 30, 2004, respectively, which in accordance with generally accepted accounting principles would be required to be disclosed in each such balance sheet. To the Company’s knowledge, there are no material liabilities of the Company that are not disclosed on such balance sheets.
     (d) Tax Returns and Audits. All required federal, state and local tax returns and appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in any material respect in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax.
     (e) Title to Properties and Encumbrances. The Company has good and marketable title to all of the properties and assets that it purports to own, except for property disposed of in the ordinary course of business since June 30, 2004, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described on the June 30, 2004 balance sheet or the notes thereto, (b) liens for taxes and assessments or other governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings, (c) statutory liens that have arisen in the ordinary course of business, or (d) those which do not materially affect the value of or interfere with the use made of such properties and assets.
     (f) Compliance With Applicable Laws or Other Instruments. To the best of the Company’s knowledge, the business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities, except to the extent that any failure to so conduct its business would not result in any material adverse change in the business, assets, liabilities, financial condition, operations or prospects of the Company.
     (g) Securities Laws. Based in part upon the representations of the Investor set forth in Section 2.2 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Warrant, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Warrant or the Warrant Shares or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investor and other accredited investors. Under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the Warrant will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the federal Securities Act of 1933, as amended (the “Securities Act”). The Company has for the prior 12 months filed all reports or other documentation that it is required to file by the federal Securities Exchange Act of 1934, as amended (the “1934 Act”), any rules or regulations promulgated thereunder, the applicable rules and regulations of the National Association of Securities Dealers (“NASD”), and the information contained in such reports or other documents did not make any untrue statement of a material fact or omit to state a material fact necessary in
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order to make the statements made, in the light of the circumstances under which they were made, not misleading, as of the date any such report or other document was filed.
     (h) Issuance of the Warrant Shares. Upon exercise of the Warrant, in whole or in part, the Warrant Shares, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.
     (i) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or Bylaws; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its assets is subject, or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (j) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
     2.2 Representations and Warranties by the Investor. The Investor hereby represents and warrants to the Company as follows:
     (a) Authority. The Investor is an individual residing in the state of Florida, and has all requisite power and authority to enter into this Agreement and each other Investment Document to which he is a party and to consummate the transactions contemplated hereby and otherwise to carry out his obligations hereunder. The Investor has taken all necessary or advisable action in furtherance of the purchase the Warrant. This Agreement has been duly executed and delivered by the Investor. This Agreement is, and at the time of the Closing each of the other Investment Documents to which the Investor is a party will be, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.
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     (b) Investment Intent. Investor is acquiring the Warrant and will acquire the Warrant Shares for his own account, for investment purposes only, and not with a view to or for distributing or reselling such Warrant Shares or any part thereof or interest therein, without prejudice, however, to Investor’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Warrant or the Warrant Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. The Investor understands that both of the Warrant and the Warrant Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.
     (c) Accredited Investor Status . Investor, The Investor is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of his business and financial experience, the Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Warrant Shares, has the capacity to protect its own interests and is able to bear the economic risk of such investment. The Investor has had an opportunity to review the books and records of the Company and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Agreement.
     (d) Experience of Investor. Investor, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment to his satisfaction.
     (e) Ability of Investor to Bear Risk of Investment. On the date of the Closing, Investor is able to bear the economic risk of an investment in the Warrant and/or the Warrant Shares and is able to afford a complete loss of such investment.
     (f) Access to Information. Investor acknowledges that he has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrant, and the merits and risks of investing in the Warrant and the Warrant Shares; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to his investment.
     (g) Reliance. Investor understands and acknowledges that (i) the Warrant and upon exercise the Warrant Shares being offered and sold to the Investor are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Investor hereby consents to such reliance.
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     (h) No Conflicts. The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby do not and will not conflict with or violate any provision of any agreement to which the Investor is a party or the assets of the Investor are bound, or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Investor is subject (including foreign, federal and state securities laws and regulations).
     (i) Consents and Approvals. Investor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Investor of this Agreement. The execution and delivery by the Investor of this Agreement and each of the other Investment Documents to which it is a party, and the consummation by the Investor of the transactions contemplated hereby, do not and will not require any Consent of any Governmental Authority
     (j) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of Investor, threatened against or affecting Investor before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of this Agreement in any respect or adversely impair Investor’s ability to perform fully on a timely basis its obligations under this Agreement.
     (k) Execution and Delivery. The execution, delivery and performance by the Investor of this Agreement and each of the other Investment Documents to which the Investor is a party, and the consummation of the transactions contemplated hereby, do not violate (a) any agreement to which the Investor is a party; (b) any law, statute, rule or regulation applicable to the Investor, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Investor or (d) any term of any material indenture, mortgage, lease, agreement or instrument to which the Investor is a party.
ARTICLE III
OTHER AGREEMENTS OF THE PARTIES
     3.1 Transfer Restrictions.
     (a) If Investor should decide to dispose of any of the Warrant or the Warrant Shares held by him, Investor understands and agrees that he may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of the Warrant or any Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.
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     (b) Investor agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Warrant:
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE REGISTRATION RIGHTS AGREEMENT, DATED THE DATE HEREOF, BY AND BETWEEN VISEON INC., AND THE HOLDERS SPECIFIED THEREIN.
     (c) Investor agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Warrant Shares:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
     The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any Shares.
     3.2 Filing of Reports. The Company will make timely filings of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who were otherwise able to take advantage of the provisions of such Rule.
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     3.4 Books of Accounts and Reserves. The Company will keep books of record and account in which full, true and correct entries are made of all of its respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants that are “independent” within the meaning of the accounting regulations of the SEC.
     3.5 Corporate Existence. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.
     3.6 Reasonable Efforts. Each Party agrees to use with all due dispatch its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other Parties in connection with the foregoing. Each Party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be commercially reasonable to comply, and be in compliance, with the representations, warranties, covenants and agreements contained in this Agreement.
ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING
     4.1 Conditions Precedent to the Obligation of the Investor to Purchase the Warrant. The obligation of the Investor hereunder to acquire and pay for the Warrant is subject to the satisfaction or waiver by Investor, at or before the Closing of each of the following conditions:
     (a) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company;
     (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;
     (c) Delivery of Warrant. The Company shall have delivered to Investor the Warrant registered in the name of Investor;
     (d) Representations and Warranties. The representations and warranties made by the Company contained in Section 2.1 of this Agreement shall be true on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.
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     4.2 Conditions Precedent to the obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction of the conditions set forth in this Section4.2; provided, however, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:
     (a) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date;
     (b) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Investment Documents;
     (c) Required Approvals. All Required Approvals shall have been obtained;
     (d) Payment of Purchase Price. The Investor shall have paid the entire purchase price for the Warrant purchased.
     (e) Representations and Warranties. The representations and warranties of the Investor in this Agreement shall be true and correct in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date, and the Investor shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.
     (f) Purchase Permitted By Applicable Law. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Law and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Law, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.
ARTICLE V
TERMINATION
     5.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing by the mutual consent of the Company and the Investor; or
     (b) By either the Company or the Investor by a written notice to the other if the Closing has not occurred on or prior to July 30, 2005 and the failure to complete the purchase and sale of the Warrant as herein provided for on or before such date did not result from any breach of this Agreement by the party seeking to terminate this Agreement.
     5.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall terminate, and have no further force or effect (except for this Section 5.2) and the transactions contemplated hereby shall be abandoned without further action
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by the parties. Except as otherwise provided herein, any such termination shall not, however, relieve any party of any liability for breach of any covenant or obligation under this Agreement.
ARTICLE VI
MISCELLANEOUS
     6.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or facsimile (with a transmission confirmation report demonstrating receipt prior to 5:00p.m. local time) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
If to the Company:
Viseon, Inc.
Attention: President
545 E. John Carpenter Freeway, Suite 1430
Irving, Texas 75062
With copies to:
Albert B. Greco, Jr.
Law Offices of Albert B. Greco, Jr.
16901 Dallas Parkway, Suite 230
Addison, Texas 75001
If to Investor:
Henry S. Mellon
4 Driftwood Landing
Gulfstream, Florida 33483
Any party may request to be given notice in accordance with this Section by any other party at another address or by delivery to another person designated for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 6, paragraph 6.1.
     6.2 Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.
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     6.3 Law Governing Agreement. This Agreement is made and entered into and is to be at least partially performed in Clark County, Nevada. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Nevada applicable to Agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Federal law may apply.
     6.4 Entire Agreement. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.
     6.5 Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each Investor; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.
     6.6 Tax Consultation. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.
     6.7 Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
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     6.8 Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms “including” and “include” as used in this Agreement will be deemed to include the phrase “without limitation.”
     6.9 Attorney’s Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements, but only from the offending party, in addition to any other relief to which it may be entitled.
     6.10 Representation by Counsel. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.
     6.11 Presumption Against Scrivener. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.
     6.12 Capacity. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party or other entity.
     6.13 Further Assurances. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.
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     6.14 Amendments. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.
     6.15 Binding Effect and Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Corporation, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are not assignable by Investor.
     6.16 Counterparts. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     6.17 Expenses. Each party hereto shall bear its own costs and expenses, including legal and accounting fees and expenses, incurred by them, or at their request or direction, in connection with the transactions contemplated hereunder.
     6.18 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     6.19 Authority. Each Party represents and warrants to each other that each has previously taken the necessary corporate or similar action authorizing the execution of this Agreement and the undertakings to e accomplished hereunder by their officer recited below.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and the Investor has duly executed this Agreement on and effective as of the date hereinabove first written.

VISEON, INC.
/s/ JOHN HARRIS

By: John Harris
Its: President
INVESTOR:
/s/ HENRY S. MELLON

Henry S. Mellon

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